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Exhibit 10.5

Affiliate Letter

[DATE]

North American Scientific, Inc.
20200 Sunburst Avenue
Chatsworth, California 91311

Ladies and Gentlemen:

        The undersigned has been advised that, as of the date of this letter agreement, the undersigned may be deemed to be an "affiliate" of NOMOS Corporation, a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the terms of the Agreement and Plan of Merger, dated as of October 26, 2003 (the "Merger Agreement"), among the Company, North American Scientific, Inc., a Delaware corporation ("Acquiror") and AM Capital I, Inc., a Delaware corporation and wholly-owned subsidiary of Acquiror ("Merger Sub"), the Company will merge with and into the Merger Sub (the "Merger"). All capitalized terms used but not defined herein shall be used herein as defined in the Merger Agreement.

        As a result of the Merger, the undersigned will receive Common Stock, par value $0.01 per share, of Acquiror (the "Acquiror Common Stock") in exchange for the undersigned's shares of Common Stock, par value $0.0001 per share, of the Company (the "Company Common Stock"), Series A Preferred Stock, par value $0.0001 per share, of the Company, Series B Preferred Stock, par value $0.0001 per share, of the Company and Series C Preferred Stock, par value $0.0001 per share, of the Company (the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the Company referred to herein, collectively, as the "Company Preferred Stock"). In connection therewith, the undersigned represents, warrants and covenants to Acquiror as follows:

        1.     The undersigned will not make any sale, transfer, encumbrance, pledge or other disposition of any Acquiror Common Stock the undersigned receives in the Merger in violation of the Securities Act, the Rules and Regulations or the terms of this letter agreement.

        2.     The undersigned has carefully read this letter agreement and the Merger Agreement and discussed with counsel, to the extent the undersigned felt necessary, the requirements of this letter agreement and the Merger Agreement and other applicable limitations upon the undersigned's ability to sell, transfer, encumber, pledge or otherwise dispose of the Acquiror Common Stock.

        3.     The undersigned has been advised that the issuance of Acquiror Common Stock to the undersigned in connection with the Merger will be registered with the Commission pursuant to an effective registration statement on Form S-4. The undersigned has also been advised that, because the undersigned may be deemed to be an affiliate of the Company at the time the Merger is submitted for a vote of the stockholders of the Company, the undersigned may not sell, transfer, encumber, pledge or otherwise dispose of any Acquiror Common Stock issued to the undersigned pursuant to the Merger unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 under the Securities Act, (iii) in the written opinion of counsel reasonably acceptable to Acquiror, such sale, transfer or other disposition is exempt from registration under the Securities Act, (iv) such sale, transfer or other disposition is made to a trust that is an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act in a transaction that is exempt from registration under the Securities Act pursuant to the so-called Section 4(1 1/2) exemption or (v) an authorized representative of the Commission takes a position in writing to the effect that the Commission would take no action, or that the staff of the Commission would not recommend that the Commission take action, with respect to such sale, transfer, encumbrance, pledge or other disposition and a copy of such written position is delivered to Acquiror.

        4.     I also understand that stop transfer instructions may be given to Acquiror's transfer agent with respect to the Acquiror Common Stock to be issued to me and that there will be placed on the certificates evidencing the Acquiror Common Stock to be issued to me (as well as all securities of Acquiror issued as a stock dividend or distribution and any shares or other securities into which or for which any or all of the Acquiror Common Stock may be changed or exchanged in a split-up, recapitalization, combination, exchange of shares or similar action or transaction) a legend stating in substance:

    "The shares evidenced by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended, applies. The shares evidenced by this certificate may only be transferred in accordance with the terms of a letter agreement, dated                , 2003, between the registered holder hereof and [Acquiror], a copy of which agreement is on file at the principal offices of [Acquiror]."

        The legend set forth above shall be removed (by delivery of a substitute certificate without such legend) if the affiliate delivers to Acquiror (i) written evidence satisfactory to Acquiror that the shares will be sold in compliance with Rule 145 (in which case, the substitute certificate shall be issued in the name of the transferee) or (ii) an opinion of counsel, in form and substance reasonably satisfactory to Acquiror, to the effect that public sale of the shares by the holder thereof is no longer subject to Rule 145 and is exempt from registration under the Securities Act.

        5.     This letter agreement shall be terminated, and be of no further force and effect, automatically upon the termination of the Merger Agreement if the Merger Agreement terminates without the Merger becoming effective.

        The undersigned's execution of this letter agreement should not be considered to be an admission on the undersigned's part that the undersigned is an "affiliate" of the Company as described in the first paragraph of this letter agreement or to be a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter agreement.

Very truly yours,
Name:
Signature:
Name, if applicable:
Title, if applicable:

Agreed to and accepted this
            day of October, 2003

DODGERS

By:	Name: Title:

3

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  Exhibit 10.5
Affiliate Letter